UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

September 3, 2020

RANPAK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	98-1377160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PACK WS	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2020, Ranpak Holdings Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of January 17, 2018 (the “Warrant Agreement”), by and between the Company and the Warrant Agent.

The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to require the holders of the Company’s public warrants, forward purchase warrants and private placement warrants (collectively, the “warrants”) to exchange their public warrants for shares of Class A common stock, par value $0.0001 per share, of the Company (“common stock”) at an exchange ratio of 0.198 shares of common stock for each warrant. The Company has the right to require the exchange of not less than all of the warrants at any time while such warrants are exercisable and prior to their expiration, at the office of the Exchange Agent, upon notice to the registered holders of the outstanding warrants at least fifteen days prior to the date of exchange fixed by the Company.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation materials filed by the Company with the U.S. Securities and Exchange Commission on August 6, 2020, in connection with the Company’s offer to each holder of the warrants to receive 0.22 shares of Class A common stock in exchange for each outstanding warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents from holders of the public warrants and the forward purchase warrants to approve the Warrant Amendment (the “Consent Solicitation”).

The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on September 2, 2020. A total of 14,477,507 public warrants (including 80,889 public warrants tendered through guaranteed delivery), 5,000,000 forward purchase warrants, and 570,744 private placement warrants, or approximately 99.58% of the 14,537,997 outstanding public warrants, 100% of the 5,000,000 outstanding forward purchase warrants and 100% of the 570,744 outstanding private placement warrants, were properly tendered and not withdrawn in the Offer, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of more than 65% of the Company’s public warrants and more than 65% of the Company’s forward purchase warrants, the Warrant Amendment was approved.

Item 8.01 Other information.

On September 3, 2020, the Company issued a press release announcing the results of the Offer and the Consent Solicitation.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Warrant Agreement, dated as of September 3, 2020, by and among the Company and Continental Stock Transfer & Trust Company.
99.1	Press Release issued by the Company dated September 3, 2020 announcing results of the Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANPAK HOLDINGS CORP.

Date: September 3, 2020	By:	/s/ William Drew
William Drew
Chief Financial Officer

2